EXHIBIT 10.8

EXECUTION VERSION

SUBORDINATION AGREEMENT

This Subordination Agreement (this “Agreement”) is entered into as of the 8th day of December 2006, by and among Laurus Master Fund, Ltd., a Cayman Islands company (the “Senior Lender”), St. Louis New Markets Tax Credit Fund-II, LLC, a Missouri limited liability company (the “Subordinated Lender”), US Bancorp Community Investment Corporation, a Delaware corporation (“USB”), AutovaxID, Inc., a Florida corporation (the “Company”), and Biovest International, Inc., a Delaware corporation (“Biovest,” and together with the Senior Lender, the Subordinated Lender, USB and the Company, collectively, the “Parties”). Unless otherwise defined herein, capitalized terms used herein shall have the meaning provided such terms in that certain Consent referred to below.

BACKGROUND

WHEREAS, pursuant to that certain Consent entered into by and among the Senior Lender, the Company, Biovest and Biolender, LLC, a Delaware limited liability company (“Biolender”) and others (as amended, modified or supplemented from time to time, the “Consent”), it is a condition to the Senior Lender consenting to (i) that certain QLICI Loan Agreement, to be dated on or around December 8, 2006 among the Subordinated Lender and the Company (the “Junior Loan Agreement”), that certain Subordinated Promissory Note to be issued by the Company to the Subordinated Lender on or about December 8, 2006 evidencing the obligations arising from the Junior Loan Agreement (the “Junior Note”) and that certain Second-Lien Security Agreement between the Company and the Junior Lender (the “Junior Security Agreement,” and together with the Junior Loan Agreement, collectively, the “Junior Loan Documents”), (ii) that certain guaranty, to be dated on or about December 8, 2006 issued by Biovest and certain individual guarantors to the Subordinated Lender and USB (the “Guaranty”), and (iii) that certain Tax Credit Indemnity and Reimbursement Agreement, to be dated on or about December 8, 2006 between USB and the Company (the “Tax Credit Indemnity”), that the Senior Lender, USB and the Subordinated Lender enter into this Agreement.

WHEREAS, pursuant to the Junior Loan Documents, the Subordinated Lender has agreed to make available to the Company a subordinated loan on the terms set forth therein; and

WHEREAS, it has been agreed that the facilities evidenced by the Laurus Funding Documents and the Junior Loan Documents should rank in accordance with the priorities established by this Agreement.

NOW, THEREFORE, the Parties agree as follows:

TERMS

1. All obligations of Biovest, the Company or any of their respective Subsidiaries (as defined below) to the Senior Lender under the Biovest Funding Documents are referred to as

“Senior Liabilities.” The obligations of the Company under the Junior Loan Documents and the Tax Credit Indemnity are referred to as the “Junior Company Liabilities.” The obligations of Biovest under the Junior Loan Documents and the obligations of Biovest to USB and the Subordinated Lender under the Guaranty are referred to, collectively, as the “Junior Biovest Liabilities,” and together with the Junior Company Liabilities, collectively, the “Junior Liabilities.”

“Subsidiary” means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

2. The payment of the Junior Company Liabilities shall be postponed and subordinated in right of payment and priority to the payment in full of the Senior Liabilities. Furthermore, no payments or other distributions in respect of the Junior Company Liabilities shall be made (whether at stated maturity, by acceleration or otherwise) nor shall any property or assets of the Company or any of its Subsidiaries be applied to the purchase or other acquisition or retirement of any Junior Company Liabilities prior to the termination of this Agreement or the repayment in full of Biovest’s obligations under the Biovest Funding Documents, unless otherwise agreed to in writing by the Senior Lender. Notwithstanding anything to the contrary contained in this paragraph 2 or elsewhere in this Agreement, the Company and its Subsidiaries may make regularly scheduled payments of interest, principal (including any call by the Subordinated Lender of the principal amount due under the Junior Loan Documents) and reasonable expenses, as the case may be, to the Subordinated Lender with respect to the Junior Company Liabilities, so long as (i) no Event of Default (as defined in the Secured Promissory Note, dated as of March 31, 2006 and issued by Biovest to the Senior Lender, as amended, supplemented or modified from time to time (the “Note”)) has occurred and is continuing at the time of any such payment or after giving effect thereto, (ii) the amount of such regularly scheduled interest payments and the rate of interest, in each case, with respect to the Junior Liabilities is not increased from that in effect on the date hereof and (iii) any such principal payment (or payment due to a call on principal) shall not occur on any date prior to seven years after the date hereof.

Except as expressly provided in this Agreement or as the Senior Lender may otherwise expressly consent in writing, the payment of the Junior Biovest Liabilities shall be unsecured, postponed and subordinated in right of payment and priority to the payment in full of the Senior Liabilities.

4. The Subordinated Lender hereby subordinates all claims and security interests it may have against, or with respect to, any of the assets of Biovest, the Company and/or any of their respective Subsidiaries, to the security interests granted by Biovest, the Company and/or any of their respective Subsidiaries to the Senior Lender in respect of the Senior Liabilities. USB hereby agrees and acknowledges that it has not been granted, nor will it receive a grant of, a security interest in any assets of Biovest, the Company and/or any of their respective Subsidiaries.

5. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar proceedings relating to Biovest, the Company and/or any of their respective Subsidiaries or to their creditors, as such, or to their property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company and/or any of its Subsidiaries, or any sale of all or substantially all of the assets of the Company and/or any of its Subsidiaries, or otherwise), the Senior Liabilities shall first be paid in full before the Subordinated Lender and/or USB shall be entitled to receive and to retain any payment or distribution in respect of any Junior Liabilities.

6. Each of the Subordinated Lender and USB will mark its books and records so as to clearly indicate that the Junior Liabilities are subordinated in accordance with the terms of this Agreement. Each of the Subordinated Lender and USB will execute such further documents or instruments and take such further action as the Senior Lender may reasonably request from time to time request to carry out the intent of this Agreement.

7. Each of the Subordinated Lender and USB hereby waives all diligence in collection or protection of or realization upon the Senior Liabilities or any security for the Senior Liabilities.

8. Neither the Subordinated Lender nor USB each will not during the term of this Agreement without the prior written consent of the Senior Lender: (a) attempt to enforce or collect any Junior Liability or any rights in respect of any Junior Liability other than with respect to payments otherwise permitted herein; or (b) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to Biovest, the Company and/or any of their respective Subsidiaries.

9. The Senior Lender may, from time to time, at its sole discretion and without notice to the Subordinated Lender or USB, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Senior Liabilities; (b) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Liabilities; (c) extend or renew for one or more periods (whether or not longer than the original period to the extent not longer than the six year anniversary of the date hereof), alter, increase or exchange any of the Senior Liabilities, or release or compromise any obligation of any nature of any obligor with respect to any of the Senior Liabilities; and (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Liabilities, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property.

10. The Senior Lender may, from time to time, whether before or after any discontinuance of this Agreement, without notice to the Subordinated Lender or USB, assign or transfer any or all of the Senior Liabilities or any interest in the Senior Liabilities; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer of the Senior Liabilities, such Senior Liabilities shall be and remain Senior Liabilities for the purposes of this Agreement, and every immediate and successive assignee or transferee of any of the Senior Liabilities or of any interest in the Senior Liabilities shall, to the extent of the interest of such assignee or transferee in the Senior Liabilities, be entitled to the benefits of this Agreement to the same extent as if such assignee or transferee were the Senior Lender, as applicable; provided, however, that, unless the Senior Lender shall otherwise consent in writing, the Senior Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Agreement, for the benefit of the Senior Lender, as to those of the Senior Liabilities which the Senior Lender has not assigned or transferred.

11. The Senior Lender shall not be prejudiced in its rights under this Agreement by any act or failure to act of the Subordinated Lender and/or USB, or any noncompliance of the Subordinated Lender and/or USB with any agreement or obligation, regardless of any knowledge thereof which the Senior Lender may have or with which the Senior Lender may be charged; and no action of the Senior Lender permitted under this Agreement shall in any way affect or impair the rights of the Senior Lender and the obligations of the Subordinated Lender and/or USB under this Agreement.

12. No delay on the part of the Senior Lender in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by the Senior Lender of any right or remedy shall preclude other or further exercise of such right or remedy or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Agreement be binding upon the Senior Lender except as expressly set forth in a writing duly signed and delivered on behalf of the Senior Lender. For the purposes of this Agreement, Senior Liabilities shall have the meaning set forth in Section 1 above, notwithstanding any right or power of the Subordinated Lender, USB or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the agreements and obligations of the Subordinated Lender and/or USB under this Agreement.

13. This Agreement and all rights and obligations of the Parties hereunder shall terminate upon the indefeasible repayment in full of the Company’s obligations under the Laurus Funding Documents.

14. This Agreement shall continue in full force and effect after the filing of any petition (“Petition”) by or against Biovest, the Company and/or any of their respective Subsidiaries under the United States Bankruptcy Code (the “Code”) and all converted or succeeding cases in respect thereof. All references herein to Biovest, the Company and/or any such Subsidiary shall be deemed to apply to Biovest, the Company and such Subsidiary as debtor-in-possession and to a trustee for Biovest, the Company and/or such Subsidiary. If

Biovest, the Company or any of their respective Subsidiaries shall become subject to a proceeding under the Code, and if the Senior Lender shall desire to permit the use of cash collateral or to provide post-Petition financing from the Senior Lender to Biovest, the Company or any such Subsidiary under the Code, each of the Subordinated Lender and USB agree as follows: (1) adequate notice to the Subordinated Lender and/or USB shall be deemed to have been provided for such consent or post-Petition financing if the Subordinated Lender or USB (as applicable) receives notice thereof three (3) business days (or such shorter notice as is given to the Senior Lender) prior to the earlier of (a) any hearing on a request to approve such post-petition financing or (b) the date of entry of an order approving same and (2) no objection will be raised by any Subordinated Lender and/or USB to any such use of cash collateral or such post-Petition financing from the Senior Lender.

15. This Agreement shall be binding upon the Parties and upon the heirs, legal representatives, successors and assigns of the Parties.

16. This Agreement shall be construed in accordance with and governed by the laws of New York without regard to conflict of laws provisions. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

[Signature page follows]

EXECUTION VERSION

IN WITNESS WHEREOF, this Agreement has been made and delivered as of the date above first written.

ST. LOUIS NEW MARKETS TAX CREDIT FUND-II, LLC

By:	St. Louis Development Corporation,
its managing member

	By:	/s/ Rodney Crim
	Name:	Rodney Crim
	Title:	Executive Director

US BANCORP COMMUNITY INVESTMENT CORPORATION

By:	/s/ Matthew Philpott
Name:	Matthew Philpott
Title:	Business Development Associate

LAURUS MASTER FUND, LTD.

By:	/s/ Eugene Grin
Name:	Eugene Grin
Title:	Director

Acknowledged and Agreed to by:

AUTOVAXID, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO

BIOVEST INTERNATIONAL, INC.

By:	/s/ Steven Arikian
Name:	Steven Arikian, M.D.
Title:	Chairman & CEO